 February 2025

Preliminary Pricing Supplement No. 6,543

Registration Statement Nos. 333-275587; 333-275587-01

Dated February 13, 2025

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

Geared Buffered Auto-Callable Jump Securities with Upside Participation Feature at Maturity due February 18, 2027

All Payments on the Securities Based on the Performance of the Class A Common Stock of Vertiv Holdings Co

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities offered are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”), fully and unconditionally guaranteed by Morgan Stanley, and have the terms described in the accompanying product supplement and prospectus, as supplemented or modified by this document. The securities do not guarantee the repayment of principal and do not provide for the regular payment of interest. The securities will be automatically redeemed if the determination closing price on the first determination date is greater than or equal to the initial share price, for an early redemption payment of $1,245 per security (to be determined on the pricing date), as described below. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final share price is greater than the initial share price, investors will receive the stated principal amount of their investment plus the greater of (i) a fixed positive return of 49% and (ii) a return reflecting 1-to-1 participation in the appreciation of the underlying stock over the term of the securities. If the securities have not previously been redeemed and the final share price is less than or equal to the initial share price but has not decreased by an amount greater than the specified buffer amount, investors will receive a payment at maturity of $1,000 per $1,000 security. However, if the securities are not redeemed prior to maturity and the final share price is less than the initial share price by an amount greater than the specified buffer amount, investors will lose 1.6667% for every 1% decline beyond the specified buffer amount. There is no minimum payment on the securities. Accordingly, investors may lose the entire stated principal amount of the securities. The securities are for investors who are willing to risk their principal and forgo current income in exchange for the possibility of receiving an early redemption payment greater than the stated principal amount if the final share price is at or above the initial share price on the first determination date or an equity based return at maturity if the final share price is above the initial share price on the final determination date and the buffer feature that applies only to a limited range of performance of the underlying stock. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlying stock:	Vertiv Holdings Co class A common stock
Aggregate principal amount:	$
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Minimum purchase amount:	$10,0000 / 10 securities
Pricing date:	February 13, 2025
Original issue date:	February 19, 2025 (3 business days after the pricing date)
Maturity date:	February 18, 2027
Early redemption:

If, on the first determination date, the determination closing price of the underlying stock is greater than or equal to the initial share price, the securities will be automatically redeemed for the early redemption payment on the early redemption date.

The securities will not be redeemed early on the early redemption date if the determination closing price of the underlying stock is below the initial share price on the first determination date.

Early redemption payment:

The early redemption payment will be an amount in cash per stated principal amount of $1,245, to be determined on the pricing date, as set forth under “Determination Dates, Early Redemption Date and Early Redemption Payment” below.

No further payments will be made on the securities once they have been redeemed.

Determination dates:	See “Determination Dates, Early Redemption Date and Early Redemption Payment” below. The determination dates are subject to postponement for non-trading days and certain market disruption events.
Early redemption date:

See “Determination Dates, Early Redemption Date and Early Redemption Payment” below. If such day is not a business day, the early redemption payment, if payable, will be paid on the next business day, and no adjustment will be made to the early redemption payment.

Determination closing price:	The closing price of the underlying stock on the first determination date, multiplied by the adjustment factor on such determination date, as applicable
Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final share price is greater than the initial share price:

the greater of (i) $1,490 and (ii) $1,000 + ($1,000 × share percent change)

●If the final share price is less than or equal to the initial share price but has not decreased by an amount greater than the buffer amount of 40%:

$1,000

●If the final share price has decreased by an amount greater than the buffer amount of 40%:

$1,000 × [ $1,000 x (share percent change + 40%) x downside factor]

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000 and could be zero.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $972.10 per security, or within $25.00 of that estimate. See “Investment Summary” beginning on page 3.
Commissions and issue price:	Price to public	Agent’s commissions(1)(2)	Proceeds to us(3)
Per security	$1,000	$15	$985
Total	$	$	$

(1)J.P. Morgan Securities LLC and JPMorgan Chase Bank, N.A. will act as placement agents for the securities. The placement agents will forgo fees for sales to certain fiduciary accounts. The total fees represent the amount that the placement agents receive from sales to accounts other than such fiduciary accounts. The placement agents will receive a fee from the Issuer or one of its affiliates that will not exceed $15 per $1,000 stated principal amount of securities.

(2)Please see “Supplemental information regarding plan of distribution; conflicts of interest” in this preliminary pricing supplement for information about fees and commissions.

(3)See “Use of proceeds and hedging” on page 18.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 8.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying product supplement, please note that all references in such supplement to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Auto-Callable Securities dated November 16, 2023 Prospectus dated April 12, 2024

Morgan Stanley

Morgan Stanley Finance LLC

Geared Buffered Auto-Callable Jump Securities with Upside Participation Feature at Maturity due February 18, 2027

All Payments on the Securities Based on the Performance of the Class A Common Stock of Vertiv Holdings Co

Principal at Risk Securities

Terms continued from previous page:
Buffer amount:

40%. As a result of the buffer amount of 40%, the price at or above which the underlying stock must close on the final determination date so that investors do not suffer a loss on their initial investment in the securities is $66.744, which is 60% of the initial share price.

Initial share price:	$111.24, which is the closing price of the underlying stock on February 12, 2025
Final share price:	The closing price of the underlying stock on the final determination date times the adjustment factor on such date
Downside factor:	1.6667
Adjustment factor:	1.0, subject to adjustment in the event of certain events affecting the underlying stock
Share percent change:	(Final share price – initial share price) / initial share price
CUSIP / ISIN:	61778CHL2 / US61778CHL28
Listing:	The securities will not be listed on any securities exchange.

Determination Dates, Early Redemption Date and Early Redemption Payment

Determination Dates	Early Redemption Date		Early Redemption Payment (per $1,000 Security)*
1st determination date:	2/26/2026	Early redemption date:	3/3/2026	$1,245
Final determination date:	2/12/2027	See “Maturity date” above.		See “Payment at maturity” above.

*The actual early redemption payment will be determined on the pricing date and will be an amount in cash per stated principal amount corresponding to $1,245.

February 2025 Page 2

Morgan Stanley Finance LLC

Geared Buffered Auto-Callable Jump Securities with Upside Participation Feature at Maturity due February 18, 2027

All Payments on the Securities Based on the Performance of the Class A Common Stock of Vertiv Holdings Co

Principal at Risk Securities

Investment Summary

Geared Buffered Auto-Callable Jump Securities with Upside Participation Feature at Maturity

Principal at Risk Securities

The Geared Buffered Auto-Callable Jump Securities with Upside Participation Feature at Maturity due February 18, 2027 All Payments on the Securities Based on the Performance of Class A Common Stock of Vertiv Holdings Co (the “securities”) do not provide for the regular payment of interest and do not guarantee the repayment of principal. Instead, the securities will be automatically redeemed if the determination closing price on the first determination date is greater than or equal to the initial share price, for an early redemption payment of $1,245 (to be determined on the pricing date), as described below. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final share price is greater than the initial share price, investors will receive the stated principal amount of their investment plus the greater of (i) a fixed positive return of 49% and (ii) a return reflecting 1-to-1 participation in the appreciation of the underlying stock over the term of the securities. If the securities have not previously been redeemed and the underlying stock has not decreased by an amount that is greater than the specified buffer amount, investors will receive a payment of maturity of $1,000 per $1,000 security. However, if the securities are not redeemed prior to maturity and the final share price is less than the initial share price by an amount greater than the specified buffer amount, investors will lose 1.6667% for every 1% decline beyond the specified buffer amount. Under these circumstances, the payment at maturity of will be less than the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

Maturity:	Approximately 2 years
Automatic early redemption:

If, on the first determination date, the determination closing price of the underlying stock is greater than or equal to the initial share price, the securities will be automatically redeemed for the early redemption payment on the early redemption date.

Early redemption payment:

The early redemption payment will be an amount in cash per stated principal amount, as follows*:

●1st determination date: $1,245

*The actual early redemption payment will be determined on the pricing date.

No further payments will be made on the securities once they have been redeemed.

Payment at maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final share price is greater than the initial share price:

the greater of (i) $1,490 and (ii) $1,000 + ($1,000 × share percent change)

●If the final share price is less than or equal to the initial share price but has not decreased by an amount greater than the buffer amount of 40% from the initial share price:

$1,000

●If the final share price has decreased by an amount greater than the buffer amount of 40% from the initial share price:

$1,000 × [ $1,000 x (share percent change + 40%) x downside factor]

Under these circumstances, investors will lose a significant portion or all of their investment. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

February 2025 Page 3

Morgan Stanley Finance LLC

Geared Buffered Auto-Callable Jump Securities with Upside Participation Feature at Maturity due February 18, 2027

All Payments on the Securities Based on the Performance of the Class A Common Stock of Vertiv Holdings Co

Principal at Risk Securities

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than $1,000. We estimate that the value of each security on the pricing date will be approximately $972.10, or within $25.00 of that estimate. Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlying stock. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying stock, instruments based on the underlying stock, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the early redemption payment amount, the buffer amount and the downside factor, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying stock, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying stock, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

February 2025 Page 4

Morgan Stanley Finance LLC

Geared Buffered Auto-Callable Jump Securities with Upside Participation Feature at Maturity due February 18, 2027

All Payments on the Securities Based on the Performance of the Class A Common Stock of Vertiv Holdings Co

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities will be automatically redeemed if the determination closing price of the underlying stock on the first determination date is greater than or equal to the initial share price.

The following scenarios are for illustrative purposes only to demonstrate how an automatic early redemption payment or the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed prior to maturity and the payment at maturity may be less than the stated principal amount of the securities.

Scenario 1: The securities are redeemed prior to maturity

If the determination closing price of the underlying stock is greater than or equal to the initial share price on the first determination date, the securities will be automatically redeemed for the early redemption payment on the early redemption date. Investors do not participate in any appreciation of the underlying stock.

Scenario 2: The securities are not redeemed prior to maturity, and investors receive a fixed positive return at maturity

This scenario assumes that the determination closing price of the underlying stock is below the initial share price on the first determination date. Consequently, the securities are not redeemed prior to maturity. On the final determination date, the final share price is above the initial share price, but the final share price has increased by no more than 49% from the initial share price. At maturity, investors will receive a cash payment equal to the greater of (i) $1,490 or (ii) $1,000 plus an amount that represents 1-to-1 participation in the appreciation of the underlying stock. Therefore, investors receive a payment at maturity of $1,490 per security.

Scenario 3: The securities are not redeemed prior to maturity, and investors receive a fixed positive return at maturity

This scenario assumes that the underlying stock closes below the initial share price on the first determination date. Consequently, the securities are not redeemed prior to maturity. On the final determination date, the underlying stock closes at or above the initial share price, and the final share price has increased by more than 49% from the initial share price. At maturity, investors will receive a cash payment equal to the greater of (i) $1,490 or (ii) $1,000 plus an amount that represents 1-to-1 participation in the appreciation of the underlying stock. Therefore, investors receive a payment at maturity of $1,000 plus a return reflecting 1-to-1 participation in the appreciation of the underlying stock.

Scenario 4: The securities are not redeemed prior to maturity, and investors receive the return of principal at maturity

This scenario assumes that the determination closing price of the underlying stock is below the initial share price on the first determination date. Consequently, the securities are not redeemed prior to maturity. On the final determination date, the final share price is below the initial share price, but has not decreased by an amount greater than the specified buffer amount of 40%. At maturity, investors will receive a cash payment equal to $1,000 per $1,000 security.

Scenario 5: The securities are not redeemed prior to maturity, and investors suffer a loss of principal at maturity

This scenario assumes that the determination closing price of the underlying stock is below the initial share price on the first determination date. Consequently, the securities are not redeemed prior to maturity. On the final determination date, the final share price is below the initial share price by an amount greater than the buffer amount of 40%. At maturity, investors will receive an amount that is less than the stated principal amount by an amount that is proportionate to the percentage decrease of the underlying stock from the initial share price beyond the buffer amount multiplied by the downside factor of 1.6667%. Under these circumstances, the payment at maturity will be significantly less than the stated principal amount and could be zero.

February 2025 Page 5

Morgan Stanley Finance LLC

Geared Buffered Auto-Callable Jump Securities with Upside Participation Feature at Maturity due February 18, 2027

All Payments on the Securities Based on the Performance of the Class A Common Stock of Vertiv Holdings Co

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples are for illustrative purposes only. Whether the securities are redeemed prior to maturity will be determined by reference to the determination closing price on the first determination date, and the payment at maturity will be determined by reference to the closing price on the final determination date. The actual early redemption payment will be determined on the pricing date, and the initial share price is set forth on the cover of this document. Some numbers appearing in the examples below have been rounded for ease of analysis. All payments on the securities are subject to our credit risk. The below examples assume that there are no adjustments to the adjustment factor and are based on the following terms:

Hypothetical Early Redemption Payment:

The hypothetical early redemption payment will be an amount in cash per stated principal amount, as follows:

●1st determination date: $1,245

No further payments will be made on the securities once they have been redeemed.

Payment at Maturity:

If the securities have not previously been redeemed, you will receive at maturity a cash payment per security as follows:

●If the final share price is greater than the initial share price:

the greater of (i) $1,490 and (ii) $1,000 + ($1,000 × share percent change)

●If the final share price is less than or equal to the initial share price but has not decreased by an amount greater than the buffer amount of 40%:

$1,000

●If the final share price has decreased by an amount greater than the buffer amount of 40%:

$1,000 × [ $1,000 x (share percent change + 40%) x downside factor]

Under these circumstances, you will lose a significant portion or all of your investment.

Stated Principal Amount:	$1,000
Hypothetical Initial Share Price:	$100.00

Automatic Call:

Example 1 — The securities are redeemed following the first determination date.

Date	Determination Closing Price	Payment (per Security)
1st Determination Date	$105.00 (at or above the initial share price)	$1,245

In this example, on the first determination date, the determination closing price is at or above the initial share price of the underlying stock. Therefore, the securities are automatically redeemed on the early redemption date. Investors receive a payment of $1,245 per security on the early redemption date. No further payments will be made on the securities once they have been redeemed, and investors do not participate in the appreciation of the underlying stock.

February 2025 Page 6

Morgan Stanley Finance LLC

Geared Buffered Auto-Callable Jump Securities with Upside Participation Feature at Maturity due February 18, 2027

All Payments on the Securities Based on the Performance of the Class A Common Stock of Vertiv Holdings Co

Principal at Risk Securities

How to calculate the payment at maturity:

In the following examples, the underlying stock closes below the initial share price on the first determination date, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	Final Closing Price	Payment at Maturity (per Security)
Example 1:	$110.00 (above the initial share price)	the greater of: (i) $1,490 and (ii) $1,000 + ($1,000 × share percent change) = $1,000 + ($1,000 × 10%) = $1,100
Example 2:	$160.00 (above the initial share price)	the greater of: (i) $1,490 and (ii) $1,000 + ($1,000 × share percent change) = $1,000 + ($1,000 × 60%) = $1,600
Example 3:	$95.00 (at or below the initial share price but has not decreased from the initial share price by an amount greater than the buffer amount of 40%)	$1,000
Example 4:	$25.00 (below the initial share price and has decreased from the initial share price by an amount greater than the buffer amount of 40%)	$1,000 × [$1,000 x [(($25.00 - $100.00) / $100.00 + 40%) x 1.6667] = $416.655

In example 1, the final share price has appreciated 10% from the hypothetical initial share price. Therefore, investors receive at maturity a cash payment equal to the greater of (i) $1,490 or (ii) $1,000 plus $1,000 multiplied by the share percent change. Because the underlying stock has appreciated only 10% from the initial share price, the payment at maturity is $1,490 per security.

In example 2, the final share price has appreciated 60% from the hypothetical initial share price. Therefore, investors receive at maturity a cash payment equal to the greater of (i) $1,490 or (ii) $1,000 plus $1,000 multiplied by the share percent change. Because the underlying stock has appreciated 60% from the initial share price, the payment at maturity is $1,600 per security.

In example 3, the final share price has decreased from the initial share price but not by an amount greater than the buffer amount of 40%. Therefore, investors receive $1,000 per security at maturity. Investors do not participate in any appreciation of the underlying stock.

In example 4, the final share price has decreased from the initial share price by an amount greater than the buffer amount of 40%. Therefore, investors are exposed on a leveraged basis to the downside performance of the underlying stock at maturity beyond the buffer amount. Therefore, investors receive a payment at maturity of $416.655 per security.

If the securities are not redeemed prior to maturity and the final share price has decreased by more than the buffer amount of 40%, you will be exposed to the downside performance of the underlying stock beyond the specified buffer amount, and your payment at maturity will be less than the stated principal amount and could be zero.

February 2025 Page 7

Morgan Stanley Finance LLC

Geared Buffered Auto-Callable Jump Securities with Upside Participation Feature at Maturity due February 18, 2027

All Payments on the Securities Based on the Performance of the Class A Common Stock of Vertiv Holdings Co

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not pay interest or guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not pay interest or guarantee the return of any of the principal amount at maturity. If the securities have not been automatically redeemed prior to maturity and the final share price has decreased from the initial share price by an amount greater than the buffer amount of 40%, you will be exposed to the decline in the price of the underlying stock, as compared to the initial share price, beyond the buffer amount multiplied by the downside factor, and you will receive for each security that you hold at maturity an amount that is less than the stated principal amount. As there is no minimum payment at maturity on the securities, you could lose your entire initial investment in the securities.

￭If the securities are redeemed prior to maturity, the appreciation potential of the securities is limited by the fixed early redemption payment specified for the first determination date. If the underlying stock closes at or above the initial share price on the first determination date, the securities will be automatically redeemed. In this scenario, the appreciation potential of the securities is limited to the fixed early redemption payment specified for the first determination date, and no further payments will be made on the securities once they have been redeemed. In addition, if the securities are redeemed prior to maturity, you will not participate in any appreciation of the underlying stock, which could be significant. Moreover, the fixed early redemption payment may be less than the payment at maturity you would receive for the same level of appreciation of the underlying stock had the securities not been automatically redeemed and instead remained outstanding until maturity.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the price of the underlying stock on any day, including in relation to the initial share price, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

othe trading price and volatility (frequency and magnitude of changes in value) of the underlying stock ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying stock and which may affect the final share price of the underlying stock,

odividend rates on the underlying stock,

othe time remaining until the securities mature,

ointerest and yield rates in the market,

othe occurrence of certain events affecting the underlying stock that may or may not require an adjustment to the adjustment factor, and oany actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security if the price of the underlying stock at the time of sale is near or below 60% of the initial share price or if market interest rates rise.

You cannot predict the future performance of the underlying stock based on its historical performance. If the final share price is less than 60% of the initial share price, you will be exposed on a leveraged basis to the decline in the final share price beyond the buffer amount. There can be no assurance that you will not lose some or all of your investment. See “Vertiv Holdings Co Overview” below.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities upon an early redemption or at maturity and therefore you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or

February 2025 Page 8

Morgan Stanley Finance LLC

Geared Buffered Auto-Callable Jump Securities with Upside Participation Feature at Maturity due February 18, 2027

All Payments on the Securities Based on the Performance of the Class A Common Stock of Vertiv Holdings Co

Principal at Risk Securities

anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no further payments on the securities and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be redeemed at any point other than the specified early redemption date.

￭The securities will not be listed on any securities exchange and secondary trading may be limited, and accordingly, you should be willing to hold your securities for the entire 2-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭Investing in the securities is not equivalent to investing in the underlying stock. Investors in the securities will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underlying stock, and investors will not participate in any appreciation of the underlying stock.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying stock, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers, and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or

February 2025 Page 9

Morgan Stanley Finance LLC

Geared Buffered Auto-Callable Jump Securities with Upside Participation Feature at Maturity due February 18, 2027

All Payments on the Securities Based on the Performance of the Class A Common Stock of Vertiv Holdings Co

Principal at Risk Securities

maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the securities (and to other instruments linked to the underlying stock), including trading in the underlying stock. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Some of our affiliates also trade the underlying stock and other financial instruments related to the underlying stock on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to February 12, 2025 could potentially increase the initial share price, and, therefore, could increase (i) the price at or above which the underlying stock must close on the first determination date so that the securities are redeemed prior to maturity for the early redemption payment and (ii) the price at or above which the underlying stock must close on the final determination date so that you are not exposed to the negative performance of the underlying stock at maturity. Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of the underlying stock on the determination dates, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will determine the initial share price, the final share price, whether the securities will be redeemed on the early redemption date and the payment at maturity. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and certain adjustments to the adjustment factor. These potentially subjective determinations may affect the payout to you upon an early redemption or at maturity. For further information regarding these types of determinations, see “Description of Auto-Callable Securities— Auto-Callable Securities Linked to Underlying Shares,” “—Postponement of Determination Dates,” “—Alternate Exchange Calculation in Case of an Event of Default” and “—Calculation Agent and Calculations” in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭The U.S. federal income tax consequences of an investment in the securities are uncertain. Please read the discussion under “Additional Information—Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for auto-callable securities (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the securities. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the tax treatment of a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities, including the timing and character of income recognized by U.S. Holders and the withholding tax consequences to Non-U.S. Holders, might be materially and adversely affected. For example, there is a risk (which, depending on the market conditions on the pricing date, could be substantial) that the IRS could seek to recharacterize the securities as debt instruments. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlying Stock

￭No affiliation with Vertiv Holdings Co. Vertiv Holdings Co is not an affiliate of ours, is not involved with this offering in any way, and has no obligation to consider your interests in taking any corporate actions that might affect the value of the securities. We have not made any due diligence inquiry with respect to Vertiv Holdings Co in connection with this offering.

￭We may engage in business with or involving Vertiv Holdings Co without regard to your interests. We or our affiliates may presently or from time to time engage in business with Vertiv Holdings Co without regard to your interests and thus may acquire non-public information about Vertiv Holdings Co. Neither we nor any of our affiliates undertakes to disclose any such information

February 2025 Page 10

Morgan Stanley Finance LLC

Geared Buffered Auto-Callable Jump Securities with Upside Participation Feature at Maturity due February 18, 2027

All Payments on the Securities Based on the Performance of the Class A Common Stock of Vertiv Holdings Co

Principal at Risk Securities

to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to Vertiv Holdings Co, which may or may not recommend that investors buy or hold the underlying stock.

￭The antidilution adjustments the calculation agent is required to make do not cover every corporate event that could affect the underlying stock. MS & Co., as calculation agent, will adjust the adjustment factor for certain corporate events affecting the underlying stock, such as stock splits, stock dividends and extraordinary dividends, and certain other corporate actions involving the issuer of the underlying stock, such as mergers. However, the calculation agent will not make an adjustment for every corporate event that can affect the underlying stock. For example, the calculation agent is not required to make any adjustments if the issuer of the underlying stock or anyone else makes a partial tender or partial exchange offer for the underlying stock, nor will adjustments be made following the final determination date. In addition, no adjustments will be made for regular cash dividends, which are expected to reduce the price of the underlying stock by the amount of such dividends. If an event occurs that does not require the calculation agent to adjust the adjustment factor, such as a regular cash dividend, this may decrease the final share price of the underlying stock to be less than 60% of the initial share price (resulting in a loss of a significant portion of your investment in the securities), materially and adversely affecting your return.

February 2025 Page 11

Morgan Stanley Finance LLC

Geared Buffered Auto-Callable Jump Securities with Upside Participation Feature at Maturity due February 18, 2027

All Payments on the Securities Based on the Performance of the Class A Common Stock of Vertiv Holdings Co

Principal at Risk Securities

Vertiv Holdings Co Overview

Vertiv Holdings Co designs, manufactures and services digital infrastructure for data centers, communication networks, and commercial and industrial environments. The underlying stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by Vertiv Holdings Co pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-38518 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Vertiv Holdings Co may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the underlying stock is accurate or complete.

Information as of market close on February 12, 2025:

Bloomberg Ticker Symbol:	VRT
Exchange:	NYSE
Current Stock Price:	$111.24
52 Weeks Ago:	$61.32
52 Week High (on 1/23/2025):	$153.49
52 Week Low (on 2/21/2024):	$58.55
Current Dividend Yield:	0.13%

The following table sets forth the published high and low closing prices of, as well as dividends on, the underlying stock for each quarter from January 1, 2022 through February 12, 2025. The closing price of the underlying stock on February 12, 2025 was $111.24. The associated graph shows the closing prices of the underlying stock for each day from January 1, 2020 through February 12, 2025. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the underlying stock may have been adjusted for stock splits and other corporate events. The historical performance of the underlying stock should not be taken as an indication of its future performance, and no assurance can be given as to the price of the underlying stock at any time, including on the determination dates.

Class A Common Stock of Vertiv Holdings Co (CUSIP: 92537N108)	High ($)	Low ($)	Dividends ($)
2022
First Quarter	24.38	10.05	-
Second Quarter	14.58	8.22	-
Third Quarter	13.52	8.29	-
Fourth Quarter	15.36	10.22	0.01
2023
First Quarter	16.46	13.09	-
Second Quarter	24.77	12.18	-
Third Quarter	39.87	24.08	-
Fourth Quarter	49.43	34.86	0.025
2024
First Quarter	82.67	45.57	0.025
Second Quarter	106.17	75.01	0.025
Third Quarter	100.74	67.22	0.025
Fourth Quarter	141.49	97.62	0.0375
2025
First Quarter (through February 12, 2025)	153.49	102.60	-

We make no representation as to the amount of dividends, if any, that Vertiv Holdings Co may pay in the future. In any event, as an investor in the securities, you will not be entitled to receive dividends, if any, that may be payable on the class A common stock of Vertiv Holdings Co.

February 2025 Page 12

Morgan Stanley Finance LLC

Geared Buffered Auto-Callable Jump Securities with Upside Participation Feature at Maturity due February 18, 2027

All Payments on the Securities Based on the Performance of the Class A Common Stock of Vertiv Holdings Co

Principal at Risk Securities

Class A Common Stock of Vertiv Holdings Co – Daily Closing Prices January 1, 2020 to February 12, 2025

This document relates only to the securities offered hereby and does not relate to the underlying stock or other securities of Vertiv Holdings Co. We have derived all disclosures contained in this document regarding Vertiv Holdings Co stock from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to Vertiv Holdings Co. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding Vertiv Holdings Co is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the underlying stock (and therefore the price of the underlying stock at the time we price the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning Vertiv Holdings Co could affect the value received with respect to the securities and therefore the value of the securities.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the underlying stock.

February 2025 Page 13

Morgan Stanley Finance LLC

Geared Buffered Auto-Callable Jump Securities with Upside Participation Feature at Maturity due February 18, 2027

All Payments on the Securities Based on the Performance of the Class A Common Stock of Vertiv Holdings Co

Principal at Risk Securities

Additional Terms of the Securities

Please read this information in conjunction with the terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement or prospectus, the terms described herein shall control.
Underlying stock:	The accompanying product supplement refers to the underlying stock as the “underlying shares.”
Underlying stock issuer:	Vertiv Holdings Co The accompanying product supplement refers to the underlying stock issuer as the “underlying company.”
Jump securities with auto-callable feature:	The accompanying product supplement refers to these jump securities with auto-callable feature as the “auto-callable securities.”
Postponement of maturity date:

If the final determination date is postponed due to a non-trading day or certain market disruption events so that it falls less than two business days prior to the scheduled maturity date, the maturity date will be postponed to the second business day following that final determination date as postponed, and no adjustment will be made to the payment at maturity paid on such postponed date.

Antidilution adjustments:

The following replaces in its entirety the portion of the section entitled “Antidilution Adjustments” in the accompanying product supplement for auto-callable securities from the start of paragraph 5 to the end of such section.

5. If (i) there occurs any reclassification or change of the underlying stock, including, without limitation, as a result of the issuance of any tracking stock by the underlying stock issuer, (ii) the underlying stock issuer or any surviving entity or subsequent surviving entity of the underlying stock issuer (the “successor corporation”) has been subject to a merger, combination or consolidation and is not the surviving entity, (iii) any statutory exchange of securities of the underlying stock issuer or any successor corporation with another corporation occurs (other than pursuant to clause (ii) above), (iv) the underlying stock issuer is liquidated, (v) the underlying stock issuer issues to all of its shareholders equity securities of an issuer other than the underlying stock issuer (other than in a transaction described in clause (ii), (iii) or (iv) above) (a “spin-off event”) or (vi) a tender or exchange offer or going-private transaction is consummated for all the outstanding shares of the underlying stock (any such event in clauses (i) through (vi), a “reorganization event”), the method of determining whether a redemption event has occurred, whether the securities will be automatically redeemed and the amount payable upon an early redemption date or at maturity for each security will be as follows:

●Upon any determination date following the effective date of a reorganization event up to and including the final determination date: If the exchange property value (as defined below) is greater than or equal to the initial share price, the securities will be automatically redeemed for an early redemption payment.

●Upon the final determination date, if the securities have not previously been automatically redeemed, the payment at maturity per security will equal:

➢If a redemption event has occurred on or prior to the final determination date: $1,245 (to be determined on the pricing date);

➢If the exchange property value on the final determination date is less than the initial share price but greater than or equal to 60% of the initial share price: $1,000; or

➢If the exchange property value on the final determination date is less than 60% of the initial share price: sum of (i) $1,000 and (ii) the product of (a) the stated principal amount multiplied by (b) the share percent change plus the buffer amount multiplied by (c) the downside factor. For purposes of calculating the share percent change, the “final share price” will be deemed to equal the exchange property value on the final determination date.

In the event exchange property consists of securities, those securities will, in turn, be subject to the antidilution adjustments set forth in paragraphs 1 through 5.

For purposes of determining whether or not the exchange property value is less than the initial share price, “exchange property value” means (x) for any cash received in any reorganization event, the value, as determined by the calculation agent, as of the date of receipt, of such cash received for one share of the underlying stock, as adjusted by the adjustment factor at the time of such reorganization event, (y) for any property other than cash or securities received in any such reorganization event, the market value, as determined by the calculation agent in its sole discretion, as of the date of receipt, of such exchange property received for one share of the underlying stock, as adjusted by the adjustment factor at the time of such reorganization event,

February 2025 Page 14

Morgan Stanley Finance LLC

Geared Buffered Auto-Callable Jump Securities with Upside Participation Feature at Maturity due February 18, 2027

All Payments on the Securities Based on the Performance of the Class A Common Stock of Vertiv Holdings Co

Principal at Risk Securities

and (z) for any security received in any such reorganization event, an amount equal to the determination closing price, as of the day on which the exchange property value is determined, per share of such security multiplied by the quantity of such security received for each share of the underlying stock, as adjusted by the adjustment factor at the time of such reorganization event.

For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving consideration of particular types, exchange property shall be deemed to include the amount of cash or other property delivered by the offeror in the tender or exchange offer (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to exchange property in which an offeree may elect to receive cash or other property, exchange property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

Following the occurrence of any reorganization event referred to in paragraph 5 above, all references in this offering document and in the related product supplement with respect to the securities to “the underlying stock” shall be deemed to refer to the exchange property and references to a “share” or “shares” of the underlying stock shall be deemed to refer to the applicable unit or units of such exchange property, unless the context otherwise requires.

No adjustment to the adjustment factor will be required unless such adjustment would require a change of at least 0.1% in the adjustment factor then in effect. The adjustment factor resulting from any of the adjustments specified above will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward. Adjustments to the adjustment factor will be made up to the close of business on the final determination date.

No adjustments to the adjustment factor or method of calculating the adjustment factor will be required other than those specified above. The adjustments specified above do not cover all events that could affect the determination closing price or the final share price of the underlying stock, including, without limitation, a partial tender or exchange offer for the underlying stock.

The calculation agent shall be solely responsible for the determination and calculation of any adjustments to the adjustment factor or method of calculating the adjustment factor and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraphs 1 through 5 above, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

The calculation agent will provide information as to any adjustments to the adjustment factor or to the method of calculating the amount payable at maturity of the securities made pursuant to paragraph 5 above upon written request by any investor in the securities.

Denominations:	$1,000 per security and integral multiples thereof
Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notices to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the final determination date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the securities by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date, and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the final determination date as postponed.

In the event that the securities are subject to early redemption, the issuer shall, (i) on the business day following the first determination date, give notice of the early redemption of the securities and the early redemption payment, including specifying the payment date of the amount due upon the early redemption, (x) to each registered holder of the securities by mailing notice of such early redemption by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (y) to the trustee by facsimile, confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (z) to the depositary by telephone or facsimile confirmed by mailing such notice to the depositary by first class mail,

February 2025 Page 15

Morgan Stanley Finance LLC

Geared Buffered Auto-Callable Jump Securities with Upside Participation Feature at Maturity due February 18, 2027

All Payments on the Securities Based on the Performance of the Class A Common Stock of Vertiv Holdings Co

Principal at Risk Securities

postage prepaid and (ii) on or prior to the early redemption date, deliver the aggregate cash amount due with respect to the securities to the trustee for delivery to the depositary, as holder of the securities. Any notice that is mailed to a registered holder of the securities in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash, if any, to be delivered with respect to each stated principal amount of the securities, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities, if any, to the trustee for delivery to the depositary, as holder of the securities, on the maturity date.

February 2025 Page 16

Morgan Stanley Finance LLC

Geared Buffered Auto-Callable Jump Securities with Upside Participation Feature at Maturity due February 18, 2027

All Payments on the Securities Based on the Performance of the Class A Common Stock of Vertiv Holdings Co

Principal at Risk Securities

Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$10,000 / 10 securities
Tax considerations:

There is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority. Our counsel, Davis Polk & Wardwell LLP, is unable to render a definitive opinion on the tax treatment of the securities at this time as such opinion is dependent in part upon market conditions on the pricing date. Our counsel’s opinion will therefore be provided only on the pricing date. However, under current law, and based on current market conditions, our counsel believes that it is at least reasonable to treat a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for auto-callable securities, the following U.S. federal income tax consequences should result based on current law:

￭A U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange.

￭Upon sale, exchange or settlement of the securities, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the securities. Such gain or loss should be long-term capital gain or loss if the investor has held the securities for more than one year, and short-term capital gain or loss otherwise.

There is a risk that the Internal Revenue Service (the “IRS”) may seek to treat all or a portion of the gain on the securities as ordinary income. For example, there is a risk (which, depending on the market conditions on the pricing date, could be substantial) that the IRS could seek to recharacterize the securities as debt instruments. In that event, U.S. Holders would be required to accrue into income original issue discount on the securities every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the securities as ordinary income.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

As discussed in the accompanying product supplement for auto-callable securities, Section 871(m) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2027 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the securities and current market conditions, we expect that the securities will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the final pricing supplement. Assuming that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If

February 2025 Page 17

Morgan Stanley Finance LLC

Geared Buffered Auto-Callable Jump Securities with Upside Participation Feature at Maturity due February 18, 2027

All Payments on the Securities Based on the Performance of the Class A Common Stock of Vertiv Holdings Co

Principal at Risk Securities

withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for auto-callable securities and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for auto-callable securities, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 4 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to February 12, 2025, we will hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third party dealers. We expect our hedging counterparties to take positions in the underlying stock, in futures and/or options contracts on the underlying stock, or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial share price, and, as a result, increase (i) the price at or above which the underlying stock must close on the first determination date so that the securities are redeemed prior to maturity for the early redemption payment and (ii) the price at or above which the underlying stock must close on the final determination date so that you are not exposed to the negative performance of the underlying stock at maturity. These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final determination date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of the underlying stock on the determination dates, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

JPMorgan Chase Bank, N.A., J.P. Morgan Securities LLC and its affiliates will act as placement agents for the securities and will receive a fee from the Issuer or one of its affiliates that will not exceed $15 per $1,000 stated principal amount of securities, but will forgo any fees for sales to certain fiduciary accounts.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices this offering of securities, it will determine the economic terms of the securities, including the early redemption payment, such that for each security the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” beginning on page 3.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Where you can find more information:	Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as

February 2025 Page 18

Morgan Stanley Finance LLC

Geared Buffered Auto-Callable Jump Securities with Upside Participation Feature at Maturity due February 18, 2027

All Payments on the Securities Based on the Performance of the Class A Common Stock of Vertiv Holdings Co

Principal at Risk Securities

supplemented by the product supplement for auto-callable securities) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for auto-callable securities and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. When you read the accompanying product supplement, please note that all references in such supplement to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the product supplement for auto-callable securities if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated November 16, 2023

Prospectus dated April 12, 2024

Terms used but not defined in this document are defined in the product supplement for auto-callable securities or in the prospectus.

February 2025 Page 19